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                                 SARA LEE CORPORATION

                                       BYLAWS,
                            AS AMENDED ON AUGUST 29, 1996


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                                  TABLE OF CONTENTS

                                                                       PAGE

ARTICLE I -- Meetings of Stockholders. . . . . . . . . . . . . . . .      1

    Section 1 -- The Annual Meeting. . . . . . . . . . . . . . . . .      1

    Section 2 -- Special Meetings. . . . . . . . . . . . . . . . . .      1

    Section 3 -- Place of Meetings . . . . . . . . . . . . . . . . .      1

    Section 4 -- Notice of Meeting . . . . . . . . . . . . . . . . .      1

    Section 5 -- Record Date . . . . . . . . . . . . . . . . . . . .      1

    Section 6 -- Quorum  . . . . . . . . . . . . . . . . . . . . . .      2

    Section 7 -- Organization. . . . . . . . . . . . . . . . . . . .      2

    Section 8 -- Voting  . . . . . . . . . . . . . . . . . . . . . .      2

    Section 9 -- Voting of Stock by Certain Holders. . . . . . . . .      2

    Section 10 -- Nominations and Proposals by Stockholders  . . . .      3

ARTICLE II -- Board of Directors . . . . . . . . . . . . . . . . . .      5

    Section 1 -- Function and Number of Directors. . . . . . . . . .      5

    Section 2 -- Election. . . . . . . . . . . . . . . . . . . . . .      5

    Section 3 -- Chairman. . . . . . . . . . . . . . . . . . . . . .      5

    Section 4 -- Vacancies . . . . . . . . . . . . . . . . . . . . .      5

    Section 5 -- Annual Meeting. . . . . . . . . . . . . . . . . . .      6

    Section 6 -- Regular Meetings. . . . . . . . . . . . . . . . . .      6

    Section 7 -- Special Meetings. . . . . . . . . . . . . . . . . .      6


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    Section 8 -- Emergency Meetings. . . . . . . . . . . . . . . . .      6

    Section 9 -- Notice  . . . . . . . . . . . . . . . . . . . . . .      6

    Section 10 -- Quorum; Voting . . . . . . . . . . . . . . . . . .      6

    Section 11 -- Informal Actions . . . . . . . . . . . . . . . . .      7

    Section 12 -- Participation in Meetings by Conference Telephone.      7

    Section 13 -- Compensation . . . . . . . . . . . . . . . . . . .      7

    Section 14 -- Ratification . . . . . . . . . . . . . . . . . . .      7

ARTICLE III -- Committees of the Board of Directors. . . . . . . . .      8

    Section 1 -- Standing Committees and Membership. . . . . . . . .      8

    Section 2 -- Selection; Term; Removal. . . . . . . . . . . . . .      8

    Section 3 -- Meetings; Quorum; Minutes . . . . . . . . . . . . .      8

    Section 4 -- Authority of Committees . . . . . . . . . . . . . .      8

    Section 5 -- Executive Committee . . . . . . . . . . . . . . . .      9

    Section 6 -- Other Committees. . . . . . . . . . . . . . . . . .      9

ARTICLE IV -- Officers   . . . . . . . . . . . . . . . . . . . . . .      9

    Section 1 -- Officers. . . . . . . . . . . . . . . . . . . . . .      9

    Section 2 -- Election and Qualification. . . . . . . . . . . . .      9

    Section 3 -- The Chairman of the Board . . . . . . . . . . . . .      10

    Section 4 -- The President . . . . . . . . . . . . . . . . . . .      10

    Section 5 -- The Vice Chairman and Vice Presidents . . . . . . .      10

    Section 6 -- Chief Financial Officer.  . . . . . . . . . . . . .      10


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    Section 7 -- General Counsel . . . . . . . . . . . . . . . . . .      10

    Section 8 -- Secretary . . . . . . . . . . . . . . . . . . . . .      10

    Section 9 -- Treasurer . . . . . . . . . . . . . . . . . . . . .      11

    Section 10 -- Controller . . . . . . . . . . . . . . . . . . . .      11

    Section 11 -- Assistant Secretaries and Assistant Treasurers . .      11

ARTICLE V -- Indemnification and Advance of Expenses for Directors
    and Officers   . . . . . . . . . . . . . . . . . . . . . . . . .      11

    Section 1 -- Right to Indemnification. . . . . . . . . . . . . .      11

    Section 2 -- Time for Payment Enforcement. . . . . . . . . . . .      12

    Section 3 -- General . . . . . . . . . . . . . . . . . . . . . .      12

    Section 4 -- Effective Time. . . . . . . . . . . . . . . . . . .      12

    Section 5 -- Further Action. . . . . . . . . . . . . . . . . . .      13

ARTICLE VI -- Fiscal Year and Dividends. . . . . . . . . . . . . . .      13

    Section 1 -- Fiscal Year . . . . . . . . . . . . . . . . . . . .      13

    Section 2 -- Dividends . . . . . . . . . . . . . . . . . . . . .      13

ARTICLE VII -- Auditors  . . . . . . . . . . . . . . . . . . . . . .      13

ARTICLE VIII -- Corporate Documents. . . . . . . . . . . . . . . . .      13

    Section 1 -- Execution of Negotiable Instruments . . . . . . . .      13

    Section 2 -- Execution of Other Documents. . . . . . . . . . . .      13

ARTICLE IX -- Seal  . . .. . . . . . . . . . . . . . . . . . . . . .      14

    Section 1 -- Contents. . . . . . . . . . . . . . . . . . . . . .      14


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    Section 2 -- Affixing Seal . . . . . . . . . . . . . . . . . . .      14

ARTICLE X -- Stock  . . .  . . . . . . . . . . . . . . . . . . . . .      14

    Section 1 -- Execution of Stock Certificates . . . . . . . . . .      14

    Section 2 -- Transfers . . . . . . . . . . . . . . . . . . . . .      15

    Section 3 -- Registration. . . . . . . . . . . . . . . . . . . .      15

    Section 4 -- Record Date . . . . . . . . . . . . . . . . . . . .      15

    Section 5 -- Recognition of Holder . . . . . . . . . . . . . . .      15

    Section 6 -- Replacement Certificates. . . . . . . . . . . . . .      15

ARTICLE XI -- Waiver of Notice . . . . . . . . . . . . . . . . . . .      16

ARTICLE XII - Making, Altering or Repealing Bylaws . . . . . . . . .      16

    Section 1 -- Power Vested in Board of Directors. . . . . . . . .      16

    Section 2 -- Scope of Bylaws . . . . . . . . . . . . . . . . . .      16


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                                      ARTICLE I

                               MEETINGS OF STOCKHOLDERS

    SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders of the Corporation for the election of directors and the transaction of any other business as may properly come before the meeting shall be held on the last Thursday in October in each year at a time fixed by the Board of Directors (or if such day is a legal holiday, then on the next succeeding business day which is not a holiday) or on any other business day set by the Board of Directors during the 31-day period beginning with the 15th day before the last Thursday in October. Any business of the Corporation may be transacted at any such annual meeting without being specifically designated in the notice of such meeting, except such business as is specifically required by the Maryland General Corporation Law (the "MGCL") to be stated in such notice.

    SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders shall be held upon the call of the Chairman of the Board or the Board of Directors. The Secretary of the Corporation shall call a special meeting of the stockholders (a) whenever requested in writing to do so by the stockholders of the Corporation entitled to cast at least a majority of all of the votes entitled to be cast at the meeting and (b) on the payment to the Corporation by such requesting stockholders of the reasonably estimated costs of preparing and mailing a notice of the meeting. A request for a special meeting shall state the purpose or purposes of such meeting and the matters proposed to be acted on at it.

    SECTION 3. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place within the United States as set by the Board of Directors.

    SECTION 4. NOTICE OF MEETING. Not less than 10 days nor more than 90 days before the date of each stockholders' meeting, the Secretary shall give, to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting, written notice stating the time and place of the meeting and, in the case of a special meeting or if otherwise required by the MGCL, the purpose for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the records of the Corporation. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time and place to place without further notice to a date not more than 120 days after the original record date.

    SECTION 5. RECORD DATE. The record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders and for other purposes shall be the date fixed by the Board of Directors pursuant to Article X, Section 4 of these Bylaws.


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    SECTION 6.  QUORUM.  At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum.

    SECTION 7. ORGANIZATION. At every meeting of stockholders, the Chairman of the Board, if there be one, shall serve as chairman of the meeting. In the case of a vacancy in the office or the absence of the Chairman of the Board, one of the following officers present shall serve as chairman of the meeting in the order stated: the Vice Chairman of the Board, if there be one, or, if there be more than one, the Vice Chairmen in order of seniority, the President or the Vice Presidents in their order of rank and seniority. In the absence of any such officers, a stockholder as of the record date for the meeting chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall serve as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of the stockholders shall be determined by the chairman of the meeting. The chairman of any meeting of stockholders may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including (a) maintaining order and security at the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine; (c) restricting admission to the meeting after the time fixed for the commencement thereof; and (d) limiting the time allotted to questions or comments by participants. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

    SECTION 8. VOTING. Except as otherwise provided by the MGCL or the charter of the Corporation (the "Charter"), at all meetings of the stockholders, each stockholder entitled to vote at such meeting shall be entitled to (a) one vote upon each matter submitted to a vote at such meeting for each share of common stock of the Corporation owned of record by such stockholder and (b) such voting rights, if any, as are provided in the Charter with respect to any series of preferred stock of the Corporation owned of record by such stockholder. A stockholder may vote the shares of stock he or she owns of record either in person or by proxy. Every proxy shall be in writing and dated and shall be signed by the stockholder or his or her duly authorized attorney-in-fact, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary of the Corporation at or prior to the meeting. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. A majority of all the votes cast at any meeting of stockholders at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless the MGCL or the Charter provides otherwise.

    SECTION 9. VOTING OF STOCK BY CERTAIN HOLDERS. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any


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successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

    SECTION 10. NOMINATIONS AND PROPOSALS BY STOCKHOLDERS

    (a)  ANNUAL MEETINGS OF STOCKHOLDERS.

         (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10(a).

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose


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behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         (3)  Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

    (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 10(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

    (c)  GENERAL.

         (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall have the power



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and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such nomination or proposal shall be disregarded.

         (2) For purposes of this Section 10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                      ARTICLE II

                                 BOARD OF  DIRECTORS

    SECTION 1. FUNCTION AND NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The majority of the entire Board of Directors may, from time to time, fix or alter the number of directors as set by the Charter or by the Bylaws; provided, however, that the number of directors comprising the Board of Directors shall be no less than three or more than 25. The tenure of office of any director shall not be affected by any alteration in the number of directors. Any director may resign at any time upon written notice to the Chairman or the Secretary.

    SECTION 2. ELECTION. The directors shall be elected at the annual meeting of the stockholders and shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualify.

    SECTION 3. CHAIRMAN. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and, in his or her absence, the Vice Chairman or, if there be more than one, the Vice Chairmen in order of seniority, and, in absence of any such Vice Chairman, a director designated by the Board of Directors.

    SECTION 4. VACANCIES. Any vacancy on the Board of Directors for any cause other than by reason of an increase in the number of directors, may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. Any vacancy on the Board of Directors by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall


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be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

    SECTION 5. ANNUAL MEETING. An annual meeting of the Board of Directors shall be held at the same place and on the same day as and immediately before or after the annual meeting of stockholders for the purpose of electing the officers of the Corporation, the appointment of the committees of the Board of Directors and for the transaction of any other business.

    SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places and times as may be fixed from time to time by the Board of Directors, without call or notice.

    SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, any Vice Chairman or the President, upon their own motions, or by the Secretary upon the written request of a majority of the directors. At least two days' written notice shall be given of all special meetings.

    SECTION 8. EMERGENCY MEETINGS. Emergency meetings of the Board of Directors may be called at any time by the Chairman of the Board after notice by personal delivery or by telephone, facsimile transmission or courier to each director at his or her business or residence address. At least four hours' notice shall be given of all emergency meetings. The quorum for an emergency meeting shall be three-quarters of all of the directors.

    SECTION 9. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice of any special meeting by personal delivery, by telephone or a facsimile transmission shall be given at least two days prior to the meeting. Notice of any special meeting by mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he or she is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

    SECTION 10. QUORUM; VOTING. At any and all regular and special meetings of the Board of Directors, one-third of the duly elected and qualified directors shall constitute a quorum, unless there are only three directors, in which case two directors shall constitute a quorum; but if at any meeting of the Board of Directors there be less than a quorum present, the directors at the meeting may, without further notice, adjourn the same, from time to time, for a period not


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exceeding 10 days at any one time, until a quorum is in attendance.  The action of a majority of the directors present at a meeting at which a quorum is present is the action of the Board of Directors.

    SECTION 11. INFORMAL ACTIONS. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all the members of the Board of Directors or such committee, as the case may be, and filed with the minutes of proceedings of the Board of Directors or such committee.

    SECTION 12. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

    SECTION 13. COMPENSATION. Directors shall be paid such compensation, including retainers and fees for attendance at meetings of the Board of Directors and its committees, as shall be determined from time to time by the vote of the Board of Directors. No compensation for service as a director shall be paid to officers or employees of the Corporation or any subsidiary of the Corporation.

    SECTION 14. RATIFICATION. Any transaction questioned in any stockholders' derivative proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board of Directors (excluding any director who is a party to such proceeding) or by the stockholders if less than a quorum of directors is qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.


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                                     ARTICLE III

                         COMMITTEES OF THE BOARD OF DIRECTORS

    SECTION 1. STANDING COMMITTEES AND MEMBERSHIP. The standing committees of the Board of Directors shall be the Executive Committee, Finance Committee, Audit Committee, Compensation and Employee Benefits Committee, Board Affairs and Corporate Governance Committee and Employee and Public Responsibility Committee. Subject to these Bylaws, the number of members of each committee shall be fixed by the Board of Directors from time to time by resolution. The members of each such committee shall be elected by the Board of Directors from among the members of the Board of Directors; provided, however, that in the absence of a member or members at a meeting of a standing committee, the members present at any meeting of such committee (whether a quorum is present) may appoint directors who are not members of such committee to act in the place or places of such absent member or members in order to constitute a quorum at such meeting. A director may concurrently serve on more than one of such committees. Only a director who is not a current or former employee of the Corporation or any subsidiary or affiliate thereof (an "Independent Director") shall be eligible to serve as a member of the Audit Committee or the Compensation and Employee Benefits Committee.

    SECTION 2. SELECTION; TERM; REMOVAL. The members of each of the standing committees of the Board of Directors and the chairperson thereof shall be elected at the regular annual meeting of the Board of Directors and shall hold office until the next such regular annual meeting of the Board of Directors and until their respective successors are elected and qualified; provided, however, that vacancies during the year on any standing committee shall be filled by the Board of Directors.

    SECTION 3.  MEETINGS; QUORUM; MINUTES.  Each standing committee of the
Board of Directors shall from time to time meet at such time and place as shall be directed by the chairperson of each committee and, in his or her absence, by the Chairman of the Board of Directors, or in his or her absence, by the President. A majority of all the members of each such committee (including directors appointed to act at any meeting of the a standing committee in the place of absent members thereof as provided in Section 1 above) shall constitute a quorum for that committee meeting and the action of such quorum shall be taken as the action of the committee. Each committee shall keep minutes of its proceedings and actions and shall submit a report thereof at the next regular meeting of the Board of Directors. The Executive Committee and Finance Committee can only act upon the vote of a majority of all members of each such committee.

    SECTION 4. AUTHORITY OF COMMITTEES. No committee shall have the authority to perform any act which may not be delegated to a committee under the MGCL. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Sections 2-203 and 2-204 of the MGCL. The Board of Directors shall have the power at any time to change the members of any committee so designated, to fill vacancies or to dissolve any such committee.

    SECTION 5. EXECUTIVE COMMITTEE. The Executive Committee shall consist of not less than three directors and shall perform such duties and exercise such powers as may be directed or delegated by the Board of Directors. Between meetings of the Board of Directors, the Executive Committee may exercise any and all powers of the Board of Directors in the management of the business and affairs of the Corporation with the same effect as if exercised by the Board of Directors, and the exercise of such powers shall be conclusive of the fact that the Executive Committee had full authority to exercise such powers, subject, however, to the limitations of authority specifically set forth in Section 4 of this Article III of these Bylaws.

    SECTION 6. OTHER COMMITTEES. The powers and duties of committees other than the Executive Committee shall be determined from time to time by the Board of Directors.

                                      ARTICLE IV

                                       OFFICERS

    SECTION 1. OFFICERS. The officers of the Corporation shall include the Chairman of the Board of Directors, President, such Vice Chairmen of the Board of Directors, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, as the Board of Directors shall from time to time elect, Chief Financial Officer, General Counsel, Secretary, Treasurer and Controller and such Assistant Secretaries and Assistant Treasurers or other officers as the Chairman or the Board of Directors shall from time to time, appoint or elect with such powers and duties as the Chairman or the Board may deem necessary or appropriate. In addition, the Chairman of the Board, the President or the Vice Chairman of the Board may appoint as officers of the Corporation employees with executive authority within an operating division of the Corporation and may designate for such officers titles that appropriately reflect their positions and responsibilities.

    SECTION 2. ELECTION AND QUALIFICATION. Except as otherwise provided herein, the officers shall be elected by, and shall hold office at the pleasure of, the Board of Directors. None of the officers, except the Chairman of the Board and any Vice Chairman need be members of the Board of Directors. Any two of the offices set forth in Section 1 of this Article IV may, at the discretion of the Board of Directors, be held by the same person, except that a person may not serve concurrently as both the President and a Vice President of the Corporation and the Chairman of the Board may hold only the additional office of President. No officer shall execute, acknowledge or verify any instrument or document on behalf of the Corporation in more than one capacity, if such instrument or document is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

    SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation and, subject to the direction of the Board of Directors and to the committees of the Board of Directors, shall have general charge of the management of the business and affairs of the Corporation. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors.

    SECTION 4. THE PRESIDENT. The President shall perform such duties as may be assigned to him or her by the Board of Directors or the Chairman of the Board.

    SECTION 5. THE VICE CHAIRMAN OF THE BOARD AND VICE PRESIDENTS. Each Vice Chairman, Executive Vice President, Senior Vice President or Vice President shall perform such duties and have such authority as shall be assigned to him or her by the Chairman of the Board subject to the approval of the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman, or if there be more than one, the Vice Chairmen in order of seniority, shall become the acting Chairman of the Board and, while retaining his or her duties as Vice Chairman, shall assume the duties of the Chairman of the Board, unless the Board of Directors shall otherwise determine.

    SECTION 6. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have general supervision of all financial matters relating to the Corporation (including its subsidiaries and affiliates), including the raising of capital, financial risk management and review of the Corporation's financial condition. The Chief Financial Officer shall perform such other duties and have such authority as may be assigned to her or him by the Board of Directors, the Chairman of the Board or the President.

    SECTION 7. GENERAL COUNSEL. The General Counsel shall have general supervision of all legal matters relating to the Corporation (including its subsidiaries and affiliates), including litigation by and against the Corporation, preparation of documents relating to transactions to which the Corporation is a party, advice to the Board of Directors and management concerning legal issues affecting the Corporation and retention of counsel to represent the Corporation. The General Counsel shall perform such other duties and have such authority as may be assigned to her or him by the Board of Directors, the Chairman of the Board or the President.

    SECTION 8. SECRETARY. The Secretary shall issue or cause to be issued notices for all meetings of the stockholders or Board of Directors and its committees, shall keep minutes of such meetings and shall have charge of the seal and corporate books and records. The Secretary shall supervise all matters relating to the Securities and Exchange Commission and the stock exchanges on which the securities of the Corporation are listed. The Secretary shall perform such other duties as pertain to his or her office as the Chairman of the Board may direct. In the absence of the Secretary from any meetings of the stockholders or Board of Directors, the record of the proceedings shall be kept and authenticated by such person as may be appointed for that purpose by the chairman of the meeting.

    SECTION 9. TREASURER. The Treasurer shall have charge and custody of the funds, securities and other valuable effects of the Corporation (including its subsidiaries and affiliates) and shall keep full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all moneys to the credit of the Corporation in such banks or depositories as he or she shall designate subject to the control of the Board of Directors or the Finance Committee. The Treasurer shall cause disbursement of the funds of the Corporation as may be required in the conduct of business. Whenever required to do so, the Treasurer shall render an account of all his or her transactions as Treasurer of the Corporation.

    SECTION 10. CONTROLLER. The Controller shall be the Chief Accounting Officer of the Corporation and shall be responsible for maintenance of the financial records and the internal accounting systems of the Corporation (including its subsidiaries and affiliates) and for the conduct and surveillance of general corporate accounting procedures. The Controller shall supervise the preparation of the Corporation's financial statements and other financial reports and statistics as required by management and governmental agencies and shall perform such other duties as the Chief Financial Officer of the Corporation or the Board of Directors may from time to time prescribe.

    SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers shall perform such duties as the Board of Directors or the Secretary or Treasurer, respectively, may from time to time prescribe or require. In the absence or disability of the Secretary or Treasurer, the Assistant Secretaries or Assistant Treasurers, as the case may be, shall, in the order of their seniority or as otherwise directed by the Board of Directors, perform the duties and have the powers of the Secretary and Treasurer, respectively. The Board of Directors may, in its discretion, confer upon any Assistant Secretary or Assistant Treasurer any power of the Secretary or Treasurer, respectively, to be exercised jointly with or independently of the Secretary or Treasurer, respectively, as the Board of Directors may from time to time determine.

                                      ARTICLE V

                       INDEMNIFICATION AND ADVANCE OF EXPENSES
                              FOR DIRECTORS AND OFFICERS

    SECTION 1. RIGHT TO INDEMNIFICATION. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another Corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in
(a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

    SECTION 2. TIME FOR PAYMENT ENFORCEMENT. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to indemnification (the "Indemnified Party"). The right to indemnification and advance of expenses hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

    SECTION 3. GENERAL. The indemnification and advance of expenses provided by this Article V (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (b) shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article V is in effect.

    SECTION 4. EFFECTIVE TIME. This Article V shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

    SECTION 5. FURTHER ACTION. The Board of Directors may take such action as is necessary to carry out the provisions of this Article V and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law.


                                      ARTICLE VI

                              FISCAL YEAR AND DIVIDENDS

    SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on the Saturday nearest to June 30 of each year and commence on the next day.

    SECTION 2. DIVIDENDS. The Board of Directors from time to time may authorize and declare, in accordance with the provisions and limitations of the MGCL and of the Charter, dividends on the shares of the Corporation in cash, property or stock of the Corporation.

                                     ARTICLE VII

                                       AUDITORS

    At its first meeting of each new fiscal year, the Board of Directors shall appoint a firm of independent certified public accountants to serve for such fiscal year for the purposes of examining the consolidated financial statements of the Corporation and issuing an auditors' report thereon. Such appointment shall be subject to the ratification by the stockholders, to be voted upon at the next annual meeting of stockholders.

                                     ARTICLE VIII

                                 CORPORATE DOCUMENTS

    SECTION 1. EXECUTION OF NEGOTIABLE INSTRUMENTS. All checks, drafts, notes and other negotiable instruments relating to the Corporation or any division of the Corporation shall be reviewed and executed in accordance with the requirements set forth from time to time by the Chairman of the Board.

    SECTION 2. EXECUTION OF OTHER DOCUMENTS. Subject to prior approval by the Board of Directors or the Finance Committee in certain circumstances set forth by the Board of Directors and except as otherwise authorized by the Board of Directors or as otherwise provided in Section 1 of this Article VIII or in the next sentence, all contracts, conveyances, leases, powers of attorney and other agreements or instruments not in the ordinary course of business to which the Corporation is a party shall be signed by any one of the Chairman of the Board, a Vice Chairman of the Board, the

President, an Executive Vice President, a Senior Vice President or a Vice President. Subject to prior approval by the Board of Directors or the Finance Committee in certain circumstances set forth by the Board of Directors, a contract, conveyance, lease, power of attorney or other agreement or instrument which relates to a transaction principally involving a division of the Corporation may be signed by or on behalf of the Corporation by the Chairman or President of such division (as appointed by the Board of Directors or the Chairman of the Board of the Corporation) or by an Executive Vice President, a Senior Vice President or a Vice President of such division (as appointed by the Board of Directors or by the Chairman of the Board of the Corporation or by the Chairman or President of the division), or if there are no such officer designations in a division, by its Managing Director or General Manager or other person exercising principal supervisory authority for the business and affairs of the division.

                                      ARTICLE IX

                                         SEAL

    SECTION 1. CONTENTS. The seal of the Corporation shall be circular in form and include the words "SARA LEE CORPORATION - MARYLAND - 1941" inscribed thereon. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

    SECTION 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                      ARTICLE X

                                        STOCK

    SECTION 1. EXECUTION OF STOCK CERTIFICATES. Certificates representing shares of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary, an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation; provided, however, that stock certificates may be issued bearing the facsimile signatures of such officers and the facsimile seal of the Corporation whenever the stock represented thereby is to be transferred and registered by or through a transfer agent and registrar. A certificate is valid and may be issued whether or not the officer whose facsimile signature appears on the certificate is still an officer at the time of issuance. Stock certificates shall be issued, transferred and canceled in accordance with such rules and regulations as the Board of Directors, the Chairman of the Board or President shall prescribe.

    SECTION 2. TRANSFERS. All transfers of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, on surrender of certificates to the Corporation, duly endorsed, for a like number of shares.

    SECTION 3. REGISTRATION. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issuance and registration of certificates of stock, including the appointment from time to time of transfer agents and registrars. An original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder shall be maintained by the transfer agent or agents of the Corporation, if any, and otherwise at the principal business office of the Corporation.

    SECTION 4. RECORD DATE. The Board of Directors shall have authority from time to time to fix a date of not less than 10 days and not more than 90 days preceding the date of any meeting of stockholders, any dividend payment date, or any date for the allotment of rights, as a record date for the determination of stockholders who are entitled to notice of or to vote at such meeting, or entitled to receive such dividend or rights, as the case may be. Only stockholders of record on such date shall be entitled to notice of or to vote at such meeting, or to receive such dividend or rights, as the case may be; provided, however, that unless the Board of Directors shall fix such date, such record date for determining the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividend or rights, as the case may be, shall be the 30th day before the date of such stockholders' meeting or the date of such dividend payment or allotment of rights.

    SECTION 5. RECOGNITION OF HOLDER. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the MGCL.

    SECTION 6. REPLACEMENT CERTIFICATES. Any officer designated by the Board of Directors or the Executive Committee may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed, stolen or mutilated. Any officer designated by the Board of Directors or Executive Committee, when authorizing such issue of a new certificate or certificates, may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

                                      ARTICLE XI

                                   WAIVER OF NOTICE

    Whenever any notice of the time, place or purpose of any meeting of stockholders, Board of Directors or committee of the Board of Directors is required to be given under the MGCL, the Charter or these Bylaws, a waiver thereof in writing, signed by the person entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of stockholders only, a duly executed and delivered proxy, shall satisfy any requirement for notice to such person.

                                     ARTICLE XII

                         MAKING, ALTERING OR REPEALING BYLAWS

    SECTION 1. POWER VESTED IN BOARD OF DIRECTORS. The Board of Directors shall have the exclusive power and right to make, alter or repeal any or all Bylaws of the Corporation at any time or from time to time.

    SECTION 2. SCOPE OF BYLAWS. The Bylaws may contain any provision not inconsistent with the MGCL or the Charter for the regulation and management of the affairs of the Corporation.